Exhibit 99.2

Aegis Assessments, Inc. Lists on Frankfurt Stock Exchange

    SCOTTSDALE, Ariz.--(BUSINESS WIRE)--July 28, 2005--Aegis Assessments, Inc. (OTCBB:AGSI)(FWB:DKT)(GER:DKT) announced that its common stock has been accepted for listing and trading on the Frankfurt Stock Exchange (FSE) in Germany under the trading symbol "DKT".
    "Listing on the Frankfurt Exchange will allow current and potential European shareholders of Aegis to trade our shares within the European time zones and in local currency, and will increase our profile with both private and institutional investors in Germany and across Europe," said Mr. Eric Johnson, Chairman and CEO of Aegis Assessments. "This opportunity to broaden our shareholder base comes at an excellent time for our company as we move into the next phase of our corporate growth initiative."
    The FSE is the largest German stock exchange and is the world's third largest organized exchange-trading market in terms of turnover and dealings in securities. The FSE is operated by Deutsche Borse AG. The company's stock will also trade under the same symbol on Xetra(R), one of the leading electronic trading platforms in the world, which will allow not only floor trading of the company's common stock but also fully electronic trading facilities. Using Xetra, orders from anywhere in the world are automatically inputted to the order book on a central computer.
    Through its relationship with GTSI Corp., a major government reseller, the company plans to introduce its products into the European market. "The need for interoperable communications is a global need," Mr. Johnson stated, "and our products are well suited to meet that need." Mr. Johnson added that he believes European markets will play a significant role in the company's business plan over the next several years.

    About Aegis Assessments, Inc.

    Aegis Assessments, Inc. (OTCBB:AGSI)(FWB:DKT)(GER:DKT) is a wireless technology company that enables emergency responders to operate with increased effectiveness. Through the SafetyNet(TM) line of products, the company provides communications solutions to public safety agencies and commercial facilities for homeland security and life safety applications. Integrating emergency and life safety systems available to the public and private sectors is the new challenge in homeland security that the company's products and technologies address.

    About the Frankfurt Stock Exchange

    The Frankfurt Stock Exchange is one of the world's largest trading centers for securities and facilitates advanced electronic trading, settlement and information systems. Thus, it is able to meet the steadily growing requirements of cross-border trading. Besides traditional floor trading, it has in Xetra(R) one of the leading electronic trading platforms in the world. With the launch of Xetra in 1997, the Frankfurt Stock Exchange succeeded not only in strengthening its own competitive position, it also created attractive framework conditions for foreign investors and market participants. Today, the Frankfurt Stock Exchange is an international trading center. This is also reflected in its member structure. Some 140 of around 300 market participants come from abroad.

    Forward-Looking Statements

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause the company's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. You should not place undue reliance on forward-looking statements because they involve these risks and uncertainties. You should independently investigate and fully understand all risks before making investment decisions.

    CONTACT: Aegis Assessments, Inc.
             Richard Reincke, 480-778-9140, ext. 104
             Email: richard@aegiscorporate.com
             Website: www.aegiscorporate.com